UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2023

ALLIENT INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 Commerce Drive
Amherst, New York 14228
(Address of Principal Executive Offices, including zip code)

(716) 242-8634
(Registrant’s telephone number, including area code)

Allied Motion Technologies Inc.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ALNT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Allied Motion Technologies Inc. (the “Company”) filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation reflecting its corporate name change to “Allient Inc.”, effective on August 23, 2023. In connection the Company’s name change, the Company’s board of directors amended the Company’s By-laws (the “By-laws”) to reflect the corporate name Allient Inc., also effective on August 23, 2023. No other changes were made to the By-laws.

This summary is qualified in its entirety by reference to the Articles of Amendment and the By-laws, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 7.01Regulation FD Disclosure

The ticker symbol of the Company’s common stock on the Nasdaq Stock Market has been changed to “ALNT” as of the opening of trading on August 23, 2023. The CUSIP number of the Company’s common stock will remain 019330109. The Company’s name and ticker symbol changes do not affect the rights of the Company’s security holders, creditors, customers or suppliers.

Item 9.01Financial Statements and Exhibits

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company
3.2	By-laws of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:August 23, 2023

ALLIENT INC.

By:	/s/ Michael R. Leach
Michael R. Leach
Senior Vice President & Chief Financial Officer